SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                    Information Statement Pursuant to Section
                  14(c) of the Securities Exchange Act of 1934
                                (Amendment No. )

                           Check the appropriate box:

            |X|   Preliminary Information Statement
            |_|   Confidential, for use of the Commission Only (as permitted
            |_|   Definitive Information Statement by Rule 14a-6(e)(2))

                           GIANT JR. INVESTMENTS CORP.
                  --------------------------------------------
                  (Name of Registrant as Specified in Charter)

               Payment of filing fee (check the appropriate box):

|X| No fee required.

|_| Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)   Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)   Proposed maximum aggregate value of transaction:

(5)   Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing party:

(4) Date filed:

                           GIANT JR. INVESTMENTS CORP.
                                 2575 MCCABE WAY
                            IRVINE, CALIFORNIA 92614


                        INFORMATION STATEMENT PURSUANT TO
                         SECTION 14(c) OF THE SECURITIES
                            EXCHANGE ACT OF 1934 AND
                            REGULATION 14C THEREUNDER

                              TO OUR STOCKHOLDERS:

This Information Statement is being sent by first class mail to all record and beneficial owners of the $0.001 par value Common Stock of Giant Jr. Investments Corp., a Nevada corporation, (the "Company").

On June 1, 2005 the record date for determining the identity of stockholders who are entitled to receive this Information Statement, 1,394,500 shares of Common Stock were issued and outstanding. The Common Stock constitutes the sole outstanding class of voting securities of the Company. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to shareholders. The mailing date of this Information Statement is June __, 2005.


             NO VOTE OR OTHER CONSENT OF THE STOCKHOLDERS IS SOLICITED IN
                     CONNECTION WITH THIS INFORMATION STATEMENT.
                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY.

On June 1, 2005, stockholders who collectively own 723,098 shares, or approximately 52%, of our issued and outstanding Common Stock (the "Consenting Stockholders"), consented in writing to:

"Terminate the Company's legal status as a "Business Development Company" ("BDC") as defined under Section 2(a)(48) of the Investment Company Act of 1940, as amended."

The Consenting Stockholders have not consented to or considered any other corporate action.

Our Company will pay the cost of printing and distributing this Information Statement to our stockholders. Brokers, nominees and other custodians will be instructed to forward copies of this Information Statement to the beneficial owners of shares held in custodial accounts. We will reimburse brokers, nominees and other custodians for the expenses incurred in forwarding this Information Statement to the beneficial owners of our Common Stock.


                           FORWARD LOOKING STATEMENTS

This Information Statement and other reports that we file with the SEC contain forward-looking statements about our business containing the words "believes," "anticipates," "expects" and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, stockholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, we have no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. Additional risks will be disclosed from time to time in our future SEC filings.


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

                                     GENERAL

This Information Statement is being furnished to all of the Common Stock shareholders of the Company, in connection with the approval by the Company's shareholders to terminate the Company's status as a BDC.

The Company's Board of Directors and shareholders owning approximately 52% of the Company's Common Stock on June 1, 2005, approved and recommended that the Company terminate its status as a BDC. Such approval of recommendations by the Board of Directors and shareholders will become effective as of the date a Form N-54C is filed with the Securities and Exchange Commission ("SEC"), which should be approximately twenty (20) days after the mailing of this Information Statement to the Company's shareholders. The Form N-54C is expected to be filed with the SEC on or about June __, 2005, and will become effective upon such filing (the "Effective Date"). If the proposed action was not adopted by written consent it would have been required to be considered by the Company's shareholders, at a special shareholders' meeting convened for the specific purpose of approving the Company's termination as a BDC.

The elimination of the need for a special meeting of shareholders to approve the Company's termination as a BDC is authorized by the Nevada Revised Statutes (the "Nevada Law") which provides that the written consent of the holders of the outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to the Nevada Law, a majority of the outstanding share of voting stock entitled to vote thereon is required in order to approve a change in business status of the Company. In order to eliminate the costs and management time involved in holding a special meeting and in order to approve the proposed action as early as possible in order to accomplish the purpose of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority in interest of the outstanding Common Stock of the Company.

Stockholders, who beneficially own approximately 52% of the outstanding Common Stock of the Company entitled to vote on the termination of the Company's status as a BDC, gave their written consent to the approval of such action described in this Information Statement on June 1, 2005. The written consent became effective on June 1, 2005, the date on which their written consent was filed with the Secretary of the Company. The date on which this Information Statement was first sent to the shareholders is on or about June __, 2005. The record date established by the Company for the purpose of determining the number of outstanding shares of Common Stock of the Company is June 1, 2005 (the "Record Date").

Pursuant to the Nevada Law, the Company is required to provide prompt notice of the taking of the corporation action without a meeting to shareholders who have not consented in writing to such action. Inasmuch as the Company will have provided to its shareholders of record this Information Statement, the Company will notify its shareholders by letter filed under a Current Report on Form 8-K of the effective date of the change in business status. No additional action will be undertaken pursuant to such written consents, and no dissenters' rights under the Nevada Law are afforded to the Company's shareholders as a result of the approval of the termination of the Company's status as a BDC.


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

                             CONSENTING STOCKHOLDERS


On June 1, 2005, the following Consenting Stockholders, who collectively own approximately 52% of our Common Stock, consented in writing to approve the Amendment;



                         NAME                      SHARES       PERCENT

        Bruce & Bonnie Caldwell                     35,000        2.5%
        Forest, Glenneyre & Associates, Inc        433,500       31.1%
        Javan Khazali                               25,000        1.8%
        Dato'Sri Ram Sarma                          42,799        3.1%
        A. Chandrakumanan                           42,799        3.1%
        Brent Gordon Bjornson                       60,000        4.3%
        F.A. Ventures, Inc.                         54,000        3.9%
        Zebra Equities, Inc.                        15,000        1.1%
        William B. Barnett                          15,000        1.1%
                                                   -------       -----
        TOTAL                                      723,098       52.0%


Under Nevada law, we are required to give all stockholders written notice of any actions that are taken by written consent without a stockholders meeting. Under
Section 14(c) of the Securities Exchange Act of 1934 (the "Exchange Act"), the actions taken by written consent without a shareholders meeting cannot become effective until 20 days after the mailing date of this Information Statement. We are not seeking written consent from any of our stockholders and our other stockholders will not be given an opportunity to vote with respect to the actions taken. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of:

o Advising stockholders of the actions taken by written consent, as required by Nevada law; and

o Giving stockholders advance notice of the actions taken, as required by the Exchange Act

Stockholders who were not afforded an opportunity to consent or otherwise vote with respect to the actions taken have no right under Nevada law to dissent or require a vote of all our stockholders.


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

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

The following table sets forth Common Stock ownership information as of June 1, 2005, with respect to (i) each person known to the Company to be the beneficial owner of more than five percent (5%) of the Company's Common Stock; (ii) each director of the Company; and (iii) all directors, executive officers and designated shareholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of the persons named. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with the Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of common stock indicated as beneficially owned by them.


                                                   AMOUNT
           NAME AND ADDRESS                     BENEFICIALLY  PERCENT OF
           OF BENEFICIAL OWNER                      OWNED       CLASS

           Javan Khazali, CEO, CFO, and Director    25,000      1.8%
           Dato'Sri Ram Sarma, Director             42,799      3.1%(1)
           A. Chandrakumanan, Director              42,799      3.1%(2)
           Tom Hemingway, Director                     -0-      0.0%
           Dr. Conrad Loreto, Director                 -0-      0.0%
           Diego Moya, Director                        -0-      0.0%
           Forest Glenneyre & Assoc., Inc.         433,500     31.1%
           Officers and Directors as a Group       110,598      8%
           (6 individuals)


(1) Includes 39,699 shares owned by Kres Private Ltd., a Company of which Mr. Sarma owns 50% interest.

(2) Includes 39,699 shares owned by Kres Private Ltd., a Company of which Mr. Chandrakumanan owns 50% interest.


                                   APPROVAL OF
                     TERMINATION OF COMPANY STATUS AS A BDC

FREQUENTLY ASKED QUESTIONS

Q: How will the Termination of BDC Status ("Termination") Affect My Ownership in the Company?

A: Each shareholder will own the same class of our common stock after the Termination as they did before Termination. The change in the Company's business plan and future objectives has no affect on a shareholder's percentage ownership in the Company or the number of shares he/she may own.

Q: How will the Termination Affect the Officers, Directors and Employees of the Company?

A: The officers, directors and employees of the Company will continue in the same capacities after the Termination as before the Termination. To the extent that they are owners of common stock, their ownership interest will be the same as any other stockholders.


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

Q: Why is the Termination Necessary?

A: Management believes that the current economic climate is not conducive for a small business development company to raise the necessary capital to grow. Furthermore, compliance with all of the legal and accounting regulations that are required under the Investment Act of 1940 are very time consuming and costly for a small BDC. The efforts of management can be better spent in searching for a qualified business candidate to be merged into or acquired by the Company. After the Termination, the Company will be governed by the rules and regulations promulgated under the Securities Act of 1933 and the Securities and Exchange act of 1934. The Company intends to fully comply with such laws and continue to timely file all quarterly, yearly and interim reports that may be required by such laws.


                             ADDITIONAL INFORMATION


This Information Statement should be read in conjunction with certain reports that we previously filed with the Securities and Exchange Commission (the "SEC"), including our:

Annual Report for the year ended August 31, 2004 (the "Form 10-KSB");

Quarterly Report for the quarter ended November 30, 2004 (the "Form 10-QSB").

Quarterly Report for the quarter ended February 29, 2005 (the "Form 10-QSB").


Copies of these reports are not included in this Information Statement but may be obtained from the SEC's web site at http://www.sec.gov/. We will mail copies of our prior SEC reports to any shareholder upon written request.



                       BY ORDER OF THE BOARD OF DIRECTORS


                         /s/ Javan Khazali
                         ------------------------------
                         Javan Khazali, President


Irvine, California
June __, 2005

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